Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces Third Quarter 2020 Financial Results

–  Rebound Continues from COVID Challenges –

Third Quarter Highlights:

•	Consolidated Net Revenue of $12.5 Million Up 25% vs. Second Quarter 2020
•	U.S. Net Revenue of $7.0 Million Up 106% vs. Second Quarter 2020
•	Consolidated Net Revenue Down 3% vs. Third Quarter 2019
•	International Net Revenue Up 31% vs. Third Quarter 2019
•	Net Loss of ($0.6) Million vs. ($3.1) Million in Third Quarter 2019
•	Adjusted EBITDA of $1.4 Million vs. Negative $(0.5) Million Adjusted EBITDA in Third Quarter 2019

ATLANTA (October 28, 2020) – Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a leader in the commercialization and development of prescription ophthalmology treatments for the management of retinal diseases, announces financial results for the third quarter of 2020. Alimera will host a conference call on Thursday,  October 29, 2020 at 9:00 AM ET to review these financial results and provide an update on corporate developments.

“Our strategy to retain our entire work force through the COVID-19 pandemic is paying off as we were able to drive a 25% sequential increase in global net revenue over the second quarter of 2020 and maintain sales through the first nine months of 2020 despite the challenges of the current environment,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “Importantly, we are achieving our goal of delivering positive adjusted EBITDA, reporting $1.4 million for the third quarter and $2.4 million year to date.”

Mr. Eiswirth continued, “During this challenging year we are continuing to invest in ILUVIEN® and to expand geographically to fuel our significant international growth. In the third quarter we initiated the NEW DAY study, our landmark clinical trial that we believe has the potential to position ILUVIEN as the preferred first-line treatment for diabetic macular edema, and we entered into partnerships to make ILUVIEN available in six additional countries in the future.”

Third Quarter 2020 Financial Results

Net Revenue

Consolidated net revenue for Q3 2020 was down 3% to $12.5 million, compared to $12.9 million for Q3 2019, and up 25% over Q2 2020.

U.S. net revenue was $7.0 million for Q3 2020, down 20% from $8.7 million during the same period in 2019 but was 106%  over Q2 2020. End user demand, which represents units purchased by physicians and pharmacies from Alimera’s U.S. distributors, was 728 units in Q3 2020 compared to 973 units in Q3 2019, a decrease of 25%, but up sequentially from 625 units in Q2 2020 as some recovery from the COVID-19 impact was realized.

The difference between GAAP revenue and end user demand in the U.S. is due to the timing of distributor purchases from quarter to quarter. In both Q3 2020 and Q3 2019,  Alimera’s distributors purchased more units than they sold to end users, increasing their stock on hand during that quarter.  Distributors purchased approximately 19% and 9% more units than they sold to end users in Q3 2020 and Q3 2019, respectively.

International net revenue increased 31% to approximately $5.5 million in Q3 2020, compared to approximately $4.2 million for the same period during 2019, primarily as a result of increased sales in the markets where we sell direct. These direct sales included sales revenue for our posterior uveitis indication.

Operating Expenses
Total operating expenses for Q3 2020 decreased by $2.5 million or 19% to $10.5 million, compared to $13.0 million during Q3 2019. Alimera achieved major expense reductions by reducing travel costs, decreasing attendance at medical conferences that were cancelled or converted to virtual meetings and reducing its spending on external commercial and medical affairs activities.  Additionally, Alimera benefitted from a one-time favorable impact of approximately $400,000 associated with recovery of previously paid VAT expense in Germany for the years 2014 through 2018.

Net Loss and Non-GAAP Adjusted EBITDA

For Q3 2020, Alimera reported a net loss of approximately $(0.6) million, compared to a net loss of $(3.1) million for Q3 2019. Adjusted EBITDA, a non-GAAP financial measure defined below, was approximately $1.4 million for Q3 2020, an improvement of approximately $1.9 million compared to negative Adjusted EBITDA of approximately $0.5 million for Q3 2019.

Net Loss per Share

Basic and diluted net loss per share for Q3 2020 was $(0.12). This compares to basic and diluted net loss per share for Q3 2019 of $(0.66). (The per share amounts in this press release reflect the impact from Alimera’s one-for-15 reverse stock split in November 2019.)

Cash and Cash Equivalents

As of September 30, 2020, Alimera had cash and cash equivalents of approximately $11.3 million, compared to $9.4 million as of December 31, 2019 and $13.5 million as of June 30,

2020. The sequential decrease in cash of $2.2 million from Q2 2020 reflects the impact of lower Q2 2020 revenue on working capital in 2020 and the planned one-time build-up of inventory for the transition of Alimera’s component manufacturing to the United States and related transition expenses.

Definition of Non-GAAP Financial Measure

For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains (losses) from foreign currency exchange transactions and severance expenses. Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held October 29, 2020

Management will host a conference call at 9:00 AM ET on Thursday, October 29, 2020, to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question and answer session.

Participants are asked to pre-register for the call.  Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call. The conference call will also be available through a live webcast which is also available through the company’s website.

A  webcast replay of the call will be available approximately one hour after the end of the call through January 29, 2021. The replay can be accessed through the above links or by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10149051. The telephonic replay will be available until November 12, 2020.

About Alimera Sciences, Inc.

www.alimerasciences.com

Alimera is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people globally. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measure

This press release contains a discussion of Adjusted EBITDA,  a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance.  Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Loss to non-GAAP Adjusted EBITDA.” GAAP net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.

The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.

About ILUVIEN

ILUVIEN (fluocinolone acetonide intravitreal implant) 0.19 mg is a sustained release intravitreal implant, injected into the back of the eye. With its CONTINUOUS MICRODOSING™ technology, ILUVIEN is designed to release submicrogram levels of fluocinolone acetonide, a corticosteroid, for up to 36 months, to reduce the recurrence of disease. ILUVIEN enables patients to maintain vision longer with fewer injections. ILUVIEN is approved in the U.S., Australia, Canada, Kuwait, Lebanon and the U.A.E. to treat diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure. ILUVIEN is indicated in 17 European countries for the treatment of vision impairment associated with chronic DME considered insufficiently responsive to available therapies and in 16 European countries for prevention of relapse in recurrent non-infectious uveitis affecting the posterior segment of the eye (NIPU). Alimera does not have the contractual right to pursue approval to treat uveitis in the U.S., and therefore does not have a regulatory license in the U.S. to treat NIPU. For important safety information on ILUVIEN, see https://iluvien.com/#isi

Forward Looking Statements

This press release contains, and the remarks by Alimera’s officers on the conference call may contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s expectations with respect to its strategy to retain its work force through the COVID-19 pandemic to continue to drive revenue, its ability to continue to deliver positive adjusted EBITDA, its ability to continue investing in ILUVIEN and expanding geographically, its ability to position ILUVIEN as the preferred first-line treatment for DME through the NEW DAY Study and the ability of new partners to make ILUVIEN available in additional countries. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change them, and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, continuing risks relating to the COVID-19 pandemic that could (a) reverse the current trends in Alimera’s revenues and Adjusted EBITDA,  due to increased COVID-19 cases in certain states within the U.S. and in Alimera’s international markets that have resulted or may again result in reduced access to medical facilities for patient visits with their physicians and continuing concerns of patients with diabetes who may be unwilling to visit their physicians in person (even if otherwise permitted) due to their fear of contracting COVID-19,  (b) adversely affect Alimera’s ability to maintain its work force and (c) limit Alimera’s ability to continue investing in ILUVIEN and expanding geographically. Other meaningful factors that could cause actual results to differ include (i) risks associated with conducting the NEW DAY study during a pandemic and other risks of such a study, including the risk that the results may not meet Alimera’s expectations that it will position ILUVIEN as the preferred first-line treatment for DME, and (ii) regulatory and business risks in the countries in which Alimera’s new partners are or will be seeking proper authorization for the sale of ILUVIEN. Other factors are discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2019 and Alimera’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are on file with the Securities and Exchange Commission (SEC) and are available on the SEC’s website at http://www.sec.gov. Applicable risk factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the third quarter of 2020, to be filed with the SEC soon.

The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether due to new information, future events or otherwise.

For investor inquiries: For media inquiries: Scott Gordon Jules Abraham for Alimera Sciences for Alimera Sciences scottg@coreir.com julesa@coreir.com # #

ALIMERA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2020	2019
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$11,254	$9,426
Restricted cash	32	33
Accounts receivable, net	15,628	19,331
Prepaid expenses and other current assets	3,177	2,565
Inventory	2,522	1,390
Total current assets	32,613	32,745
NON-CURRENT ASSETS:
Property and equipment, net	1,582	940
Right of use assets, net	791	1,107
Intangible asset, net	13,327	14,783
Deferred tax asset	767	734
TOTAL ASSETS	$49,080	$50,309
CURRENT LIABILITIES:
Accounts payable	$5,356	$7,077
Accrued expenses	3,475	4,716
Notes payable	1,185	—
Finance lease obligations	219	255
Total current liabilities	10,235	12,048
NON-CURRENT LIABILITIES:
Note payable, net of discount	42,459	38,658
Finance lease obligations — less current portion	452	94
Other non-current liabilities	3,567	3,954
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series C Convertible Preferred Stock	9,474	11,117
Common stock	51	50
Additional paid-in capital	352,728	350,117
Common stock warrants	3,707	3,707
Accumulated deficit	(391,932)	(387,570)
Accumulated other comprehensive loss	(888)	(1,093)
TOTAL STOCKHOLDERS’ DEFICIT	(7,633)	(4,445)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$49,080	$50,309

ALIMERA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(unaudited)
NET REVENUE	$12,473	$12,850	$37,046	$36,595
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,537)	(1,579)	(4,949)	(4,353)
GROSS PROFIT	10,936	11,271	32,097	32,242
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,469	2,761	7,162	8,322
GENERAL AND ADMINISTRATIVE EXPENSES	2,619	3,121	8,775	10,189
SALES AND MARKETING EXPENSES	4,764	6,437	14,818	18,458
DEPRECIATION AND AMORTIZATION	677	668	2,016	1,974
OPERATING EXPENSES	10,529	12,987	32,771	38,943
NET INCOME (LOSS) FROM OPERATIONS	407	(1,716)	(674)	(6,701)
INTEREST EXPENSE AND OTHER	(1,285)	(1,232)	(3,928)	(3,696)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS), NET	267	(115)	295	(135)
NET LOSS BEFORE TAXES	(611)	(3,063)	(4,307)	(10,532)
PROVISION FOR TAXES	(7)	(77)	(55)	(409)
NET LOSS	$(618)	$(3,140)	$(4,362)	$(10,941)
NET LOSS PER COMMON SHARE — Basic and diluted	$(0.12)	$(0.66)	$(0.87)	$(2.31)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic and diluted	5,068,701	4,733,484	5,026,905	4,727,472

ALIMERA SCIENCES, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(in thousands)

	Three Months Ended				Three Months Ended
	September 30, 2020				September 30, 2019
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$6,962	$5,511	$—	$12,473	$8,692	$4,158	$—	$12,850
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(746)	(791)	—	(1,537)	(1,001)	(578)	—	(1,579)
GROSS PROFIT	6,216	4,720	—	10,936	7,691	3,580	—	11,271
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,560	861	48	2,469	1,573	1,100	88	2,761
GENERAL AND ADMINISTRATIVE EXPENSES	1,952	475	192	2,619	2,032	768	321	3,121
SALES AND MARKETING EXPENSES	3,461	1,226	77	4,764	4,502	1,840	95	6,437
DEPRECIATION AND AMORTIZATION	—	—	677	677	—	—	668	668
OPERATING EXPENSES	6,973	2,562	994	10,529	8,107	3,708	1,172	12,987
SEGMENT (LOSS) INCOME FROM OPERATIONS	(757)	2,158	(994)	407	(416)	(128)	(1,172)	(1,716)
OTHER INCOME AND EXPENSES, NET	—	—	(1,018)	(1,018)	—	—	(1,347)	(1,347)
NET LOSS BEFORE TAXES				$(611)				$(3,063)

ALIMERA SCIENCES, INC.

CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(in thousands)

	Nine Months Ended				Nine Months Ended
	September 30, 2020				September 30, 2019
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$17,449	$19,597	$—	$37,046	$22,778	$13,817	$—	$36,595
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,928)	(3,021)	—	(4,949)	(2,494)	(1,859)	—	(4,353)
GROSS PROFIT	15,521	16,576	—	32,097	20,284	11,958	—	32,242
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	4,580	2,418	164	7,162	4,629	3,361	332	8,322
GENERAL AND ADMINISTRATIVE EXPENSES	5,867	2,250	658	8,775	6,116	2,876	1,197	10,189
SALES AND MARKETING EXPENSES	10,948	3,618	252	14,818	12,760	5,324	374	18,458
DEPRECIATION AND AMORTIZATION	—	—	2,016	2,016	—	—	1,974	1,974
OPERATING EXPENSES	21,395	8,286	3,090	32,771	23,505	11,561	3,877	38,943
SEGMENT (LOSS) INCOME FROM OPERATIONS	(5,874)	8,290	(3,090)	(674)	(3,221)	397	(3,877)	(6,701)
OTHER INCOME AND EXPENSES, NET	—	—	(3,633)	(3,633)	—	—	(3,831)	(3,831)
NET LOSS BEFORE TAXES				$(4,307)				$(10,532)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

GAAP NET INCOME OR LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)
GAAP NET LOSS	$(618)	$(3,140)	$(4,362)	$(10,941)
Adjustments to net loss:
Interest expense and other	1,285	1,232	3,928	3,696
Provision for taxes	7	77	55	409
Depreciation and amortization	677	668	2,016	1,974
Stock-based compensation expenses	317	504	1,074	1,903
Unrealized foreign currency exchange (gains) losses	(267)	115	(295)	135
Severance expenses	—	23	—	198
NON-GAAP ADJUSTED EBITDA	$1,401	$(521)	$2,416	$(2,626)